Exhibit 99.2
Certain statements in this presentation constitute "forward-looking statements". When used in this presentation, the words "intends," "expects," "anticipates," "estimates," "believes," "goal," "no assurance" and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to 2008 full year and mid-point guidance, and as adjusted, estimated revenue, adjusted operating cash flow, adjusted free cash flow, net loss and net loss per share, and each of the components thereof, as well as information regarding capital investment are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by high gas prices, levels of unemployment, consumer confidence, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth, the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward- looking statements speak only as of the date of this presentation. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Slide 1

Strategic Acquisitions and Proactive Management Plan Continue to Offset Impacts of Challenging Environment Diversified Revenue Initiatives Cover 40% of Entertainment Decline - Hotel Services and System Sales Revenue up 12.5% - Guest Entertainment Revenue Down 11.2% (3.5% Lower Occupancy) Total Operating Expenses Down 13.5% Capital Investment Down 45% Result: Free Cash Flow* at $6.2 Million for Quarter (vs. $1.5 in Q3'07) Free Cash Flow Used to Continue to Reduce Debt Long-Term Debt Reduced by $6.1 Million Net LT Debt = $595.5 Million (Outstanding LT Debt = $610.4) Third Quarter Highlights Slide 2 *Free Cash Flow equals Cash from Operations Minus Investing Activities

Diversifying Revenue Composition Guest Entertainment Hotel Services Other* * "Other" includes System Sales, Advertising and Other 30.7% of Revenue from Non-Guest Entertainment Sources +15.4% -11.2% +4.9% $135.3 $142.6 Slide 3 ($ in millions)

Total Revenue Per Room Comparison Hotel Services and System Sales Offset 40% of Decline in Guest Entertainment Substantial Increase in Hotel Services Revenue with Conversion to HD Guest Entertainment: Occupancy down 3.5%; Very "Cautious Consumer" Decrease in Other Guest Entertainment Primarily due to Games and Internet Slide 4

Gross Profit Per Room Comparison Stable Gross Margin for Guest Entertainment Substantial Increase in TV Programming Margin Gross Profit from TV Programming up 270% - $1.7 Million Slide 5

Slide 6 Reductions Driven by: On Command Integration Proactive Management Plan Operating Expense Savings Buffer Approx 80% of Gross Profit Reduction Operating Expenses Down 13.5% ($ in millions)

Slide 7 Net Loss Reduced By 45% Reduction in Operating Costs More Than Offset Declines in Gross Profit Interest Expense Reduced by 10% (Lower Debt and Reduction in Interest Rate) ($ in millions)

$20.9 Increase in Free Cash Flow* Slide 8 *Free Cash Flow equals Cash from Operations Minus Investing Activities ($ in millions)

441 331 Reducing High Definition Capital Per Room Slide 9 New HD Per-Room Investment Down 9% Converted HD Per-Room Investment Down 10%

2008 2008 Adjusted* Revenue $ 537.0 - $541.0 Adjusted Operating Cash Flow $ 134.5 - $137.5 Net Loss $ (38.0) - $(35.0) $ (22.5) - $ (19.5) Net Loss Per Share $ (1.71) - $(1.57) $ (1.01) - $(0.88) Net Free Cash Flow $ 17.5 - $ 20.0 $ 26.5 - $ 29.5 Net Free Cash Flow Per Share $ 1.19 - $ 1.32 2008 Financial Guidance (in millions except per share) * Adjusted guidance excludes integration and restructuring expenses and amortization of purchased intangibles. Slide 10

$ (in millions) Slide 11 Adjusted Operating Cash Flow Bridge Sensitivity to Changes in Movie Revenue per Room

Adjusted Free Cash Flow Analysis ($ in millions except per share) Slide 12

Covenant Analysis Repaid $6.6 Million on Term B Loan in Q3 Slide 13 ($ in millions) *Midpoint 2008 Guidance

Managing to Changing Environment Reducing Operating Cost and Capital Investment Levels New Revenue Initiatives Making Positive Impact Paying Down Long-Term Debt Preparing for Prolonged Downturn Right-sizing Operations to Economy Reducing Capital Investment Plans Fourth Quarter 2008: $13 to $14 Million First Quarter 2009: Less than $10 Million Consulting with Largest Customers Focus on Their Key Needs Fully Prepared to Meet Demand for System Sales HD Television Programming and Broadband Systems Sale of HD VOD Systems Slide 14 Proactive Management Plan

We Have Tools to Navigate through Environment Operating Cost Reductions Growth of Strategic Initiatives Reduction in Capital Investment Plans Debt Compliance Targets Q4'08: $607 to $615 million (Already at $610) Q1'09: $575 to $580 million (Down $30 to $35) Q3'09: $540 to $545 million (Down $65 to $70) Capital Allocation: Cash Flow from Operations = $22.5 to $25.0 Million Per Quarter Q1'09: Allocate $15 to $20 Million to Debt Reduction (out of $45 to $50) Q3'09: Allocate $50 to $55 Million to Debt Reduction (out of $90 to $100) Slide 15 Goal: Manage to Debt Covenant Compliance

Copyright (c) 2008 LodgeNet Interactive Corporation. All rights reserved. Slide 16

Reconciliation of Operating Income to Adjusted Operating Cash Flow Slide 17

Reconciliation of Net Loss to Adjusted Net Loss Slide 18

Reconciliation of Adjusted Free Cash Flow Slide 19